Exhibit 23.1(a)


McGladrey & Pullen
Certified Public Accountants



                          Independent Auditor's Consent




We consent to the incorporation by reference and use in this Registration Statement of Obsidian Enterprises, Inc. and Subsidiaries on Form S-4 of our report, dated February 10, 2003, except for Note 3 as to which the date is August 15, 2003, with respect to the consolidated financial statements of Obsidian Enterprises, Inc. and Subsidiaries appearing in the Prospectus, which is part of this Registration Statement and in Obsidian Enterprises, Inc. and Subsidiaries Annual Report on Form 10-K for the year ended October 31, 2002.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


                                                 McGladrey & Pullen, LLP

                                                /s/ McGladrey & Pullen, LLP


Elkhart, Indiana
December 15, 2003
















McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.